Exhibit 99.2

First NLC Securitization Trust 2005-4

Issuer

First NLC Securitization, Inc.

Depositor

DISCLAIMER

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates with a file number of 333-127919. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (703) 469-1225.

COMPUTATIONAL MATERIALS

This presentation contains tables and other statistical analyses (the “Computational Materials”). These Computational Materials have been prepared by Friedman, Billings, Ramsey & Co., Inc. (“FBR”) in reliance upon information furnished by the issuer of the securities and its affiliates. These Computational Materials are furnished to you solely by FBR and not by the issuer of the securities. They may not be provided to any third party other than the addressee’s legal, tax, financial and/or accounting advisors for the purposes of evaluating said material.

Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials’ appropriateness in any particular context. In addition, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall.

If the Computational Materials were generated using a hypothetical group of mortgage loans, the specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. If these Computational Materials are based only on a statistical pool of mortgage loans expected to be included in the trust along with other mortgage loans on the closing date, the specific characteristics of these securities also may differ from those shown in the Computational Materials. A statistical pool may not necessarily represent a statistically relevant population, notwithstanding any contrary references herein. Although FBR believes the information with respect to the statistical pool will be representative of the final pool of mortgage loans, the collateral characteristics of the final pool may nonetheless vary from the collateral characteristics of the statistical pool. Certain mortgage loans contained in a statistical pool or the actual pool may be deleted from the final pool of mortgage loans delivered to the trust on the closing date.

First NLC 2005-4 - Class M-10 (A- / Ba1)

	No Loss Scenario
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR	60% CPR	70% CPR
Forward LIBOR
Price	59.4863	67.5687	74.7236	80.1925	87.3486	89.7475	92.0234
Yield	13.427	13.342	13.274	13.229	13.177	13.164	13.152
WAL	18.93	10.01	6.43	4.51	2.58	2.01	1.52
Duration	7.45	6.10	4.68	3.59	2.21	1.77	1.36
Window	227 - 227	120 - 120	77 - 77	54 - 54	26 - 40	21 - 31	16 - 23

Forward LIBOR + 100bps
Price	61.7074	68.6782	75.3991	80.5811	87.4985	89.8428	92.0790
Yield	14.459	14.380	14.307	14.258	14.190	14.167	14.139
WAL	19.01	10.09	6.43	4.51	2.58	2.01	1.52
Duration	6.89	5.80	4.50	3.49	2.17	1.75	1.35
Window	228 - 228	121 - 121	77 - 77	54 - 54	26 - 40	21 - 31	16 - 23

Forward LIBOR + 200bps
Price	63.7080	69.8476	76.0480	80.9586	87.6458	89.9366	92.1341
Yield	15.494	15.418	15.344	15.289	15.206	15.173	15.128
WAL	19.18	10.09	6.43	4.51	2.58	2.01	1.52
Duration	6.41	5.51	4.34	3.40	2.14	1.72	1.33
Window	230 - 230	121 - 121	77 - 77	54 - 54	26 - 40	21 - 31	16 - 23

	6% CDR Loss Scenario
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR	60% CPR	70% CPR
Forward LIBOR
Price	63.3034	70.7883	76.6899	81.2012	84.8009	87.4946	90.0352
Yield	13.395	13.307	13.258	13.219	13.188	13.173	13.163
WAL	13.43	8.18	5.68	4.18	3.18	2.51	1.93
Duration	6.90	5.47	4.28	3.38	2.68	2.18	1.71
Window	161 - 161	98 - 98	68 - 68	50 - 50	38 - 38	30 - 30	23 - 23

Forward LIBOR + 100bps
Price	64.9270	71.6488	77.1248	80.8437	84.3151	86.9345	89.4206
Yield	14.428	14.342	14.291	14.247	14.209	14.186	14.164
WAL	13.43	8.18	5.68	4.18	3.18	2.51	1.93
Duration	6.47	5.24	4.17	3.31	2.64	2.15	1.69
Window	161 - 161	98 - 98	68 - 68	50 - 50	38 - 38	30 - 30	23 - 23

Forward LIBOR + 200bps
Price	66.3203	72.4456	77.5956	81.7761	85.2190	87.8269	90.2705
Yield	15.466	15.381	15.327	15.277	15.233	15.201	15.168
WAL	13.51	8.18	5.68	4.18	3.18	2.51	1.93
Duration	6.12	5.04	4.05	3.24	2.59	2.11	1.67
Window	162 - 162	98 - 98	68 - 68	50 - 50	38 - 38	30 - 30	23 - 23

Assumptions:

Run to call
40% severity
12 month lag
Defaults are in addition to prepays
100% P&I advance
Prepay curve - pricing speed